UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2025

Actuate Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42139	47-3044785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 River Run, Suite 400 Fort Worth, Texas	76107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 887-8455

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	ACTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 31, 2025, Actuate Therapeutics, Inc. (the “Company”) highlighted its topline Phase 2 (Actuate-1801 Part 3B) data of elraglusib in combination with gemcitabine/nab-paclitaxel (“GnP”) in first-line treatment of metastatic pancreatic cancer (“mPDAC”) in a presentation at the American Society of Clinical Oncology 2025 Annual Meeting, or the ASCO Presentation, and issued a press release concurrent with the ASCO Presentation. As previously announced on May 6, 2025, the Company’s topline Phase 2 data of elraglusib in combination with GnP met the primary endpoints of the trial and achieved statistical significance in topline results from its ongoing Phase 2 (Actuate-1801 Part 3B) trial in first-line treatment of mPDAC. A copy of the Company’s revised corporate presentation and copy of the press release are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report.

In addition, the Company hosted a Key Opinion Leader (“KOL”) event for the investment community to review the data. The KOL event featured a fireside discussion moderated by Daniel Schmitt, President & Chief Executive Officer of Actuate, and included four distinguished KOLs: Tanios Bekaii-Saab, MD, FACP, Mayo Clinic College of Medicine and Science, Devalingam Mahalingam, MD, Northwestern University Feinberg School of Medicine, Rachna Shroff, MD, MS, FASCO, University of Arizona Cancer Center, and Colin Weekes, MD, PhD, Massachusetts General Hospital. A replay of the event is available on the Investor Relations section of the Actuate website at www.actuatetherapeutics.com.

The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 31, 2025, the Company announced details of its topline results from the Phase 2 (Actuate-1801 Part 3B) trial of elraglusib in combination with GnP versus GnP alone in first-line mPDAC.

The Actuate-1801 Part 3B study (NCT03678883) is a randomized, controlled Phase 2 trial of elraglusib in combination with GnP (“elraglusib/GnP”) versus GnP alone in first-line mPDAC. The trial enrolled 286 mPDAC patients with no prior systemic treatment for metastatic disease, who were randomized 2:1 to the elraglusib/GnP combination arm or the GnP arm. Elraglusib is administered at a dose of 9.3 mg/kg by IV infusion on day 1 of each week of a 28-day cycle. The primary endpoint for this study is median overall survival (“mOS”), with overall survival (“OS”) summarized throughout the study by estimates of 1-year survival. Secondary endpoints are DCR, ORR, PFS (each defined below) and adverse events.

Topline data in the pre-specified safety population as of March 27, 2025 showed that the trial met its primary endpoint of improved mOS in patients in the elraglusib/GnP combination arm versus the GnP control arm. The analysis of topline data demonstrated treatment with elraglusib/GnP resulted in statistically significant increases in 1-year survival rate (p-value of 0.0005) and mOS (10.1 months vs 7.2 months, HR=0.63, log-rank p=0.01) with a 37% reduction in the risk of death versus treatment with GnP alone. The following table provides additional topline results from the study as of March 27, 2025:

Safety Population	Elraglusib/GnP (n=155)	GnP (n=78)
Primary Endpoint: mOS (months) HR=0.63; log-rank p=0.01*	10.1	7.2
12-month OS (%) p=0.0005*	44.1	22.3
Number (%) of death events	114 (73.5)	70 (89.7)
18-month OS (%)	19.7	4.4
24-month OS (%)	13.8	0

_____________

*statistically significant

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Moreover, Figure 1 below depicts the Kaplan-Meier estimate for mOS (10.1 months vs 7.2 months, HR=0.63, log-rank p=0.01), displaying a clear clinical survival benefit for patients treated in the elraglusib/GnP combination arm vs GnP alone arm.

Figure 1: Actuate-1801 Part 3B: Kaplan-Meier Estimate for mOS as of March 27, 2025 (Topline data cut-off).

In addition, topline data showed there were numerically improved overall response rates (“ORR”), median progression-free survival (“PFS”) and disease control rate (“DCR”) in the elraglusib/GnP combination arm versus the GnP arm as noted in the below table.

Safety Population	Elraglusib/GnP (n=155)	GnP (n=78)
ORR (%)	29.0	21.8
PFS (months)	5.6	5.1
DCR (%)	61.3	56.4

Moreover, the trial also met its primary safety endpoint. Treatment-emergent adverse events (“TEAEs”) and Serious Adverse Events (“SAEs”) in the elraglusib/GnP combination arm were similar to those observed in the GnP arm, indicating a favorable risk-benefit profile for the elraglusib/GnP combination. Treatment-related adverse events (“TRAEs”) were mostly Grade 1-2, with the most frequent TRAEs observed (in about two-thirds of patients) being transient visual impairments that were reversible and non-progressive. Also, while Grade 3 or higher neutropenia was observed, similar rates of febrile neutropenia and sepsis were observed in both treatment arms.

The topline data noted herein should not be relied upon as a final analysis and is subject to change once full data analysis is complete.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Corporate Presentation dated May 31, 2025
99.2	Press Release dated May 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report contains forward-looking statements about us, including our and other parties’ clinical trials and development plans, and our industry. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this Current Report are forward-looking statements. Accordingly, these statements involve estimates, assumptions, substantial risks and uncertainties which could cause actual results to differ materially from those expressed in them, including but not limited to that preliminary and unpublished data may be subject to change and further interpretation following the availability of more data or following a more comprehensive review of the data and should not be relied upon as a final analysis; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities and within the medical community; clinical and preclinical drug development involves a lengthy and expensive process with uncertain timelines and outcomes, results of prior preclinical studies and early clinical trials are not necessarily predictive of future results, and elraglusib may not achieve positive clinical results or favorable preclinical results, and we may not be able to make regulatory submissions or receive regulatory approval on a timely basis, if at all; that we may not successfully enroll additional patients or establish or advance plans for further development, including through conversations with the FDA or EMA and the standards such bodies may impose for such development; that elraglusib could be associated with side effects, adverse events or other properties or safety risks, which could delay or preclude regulatory approval, cause us to suspend or discontinue clinical trials or result in other negative consequences; our reliance on third parties to conduct our non-clinical studies and our clinical trials; our reliance on third-party licensors and ability to preserve and protect our intellectual property rights; that we face significant competition from other biotechnology and pharmaceutical companies; our ability to fund development activities, including because our financial condition raises substantial doubt as to our ability to continue as a going concern and we require additional capital to finance our operations beyond the second quarter of fiscal year 2025, and a failure to obtain this necessary capital in the near term on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our development programs, commercialization efforts or other operations. In addition, any forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025 and other filings with the SEC. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Therapeutics, Inc.

Date: June 2, 2025	By:	/s/ Daniel M. Schmitt
Name: Daniel M. Schmitt
Title: President and Chief Executive Officer

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